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                                                             [LOGO of Munich RE]

                                                               EXECUTION VERSION

                       COMMUTATION AND RELEASE AGREEMENT

                               Pertaining to the

            GUARANTEED MINIMUM DEATH BENEFIT REINSURANCE AGREEMENTS
               (the "Agreements" shown in the attached Exhibit A)

                                    Between

METLIFE INSURANCE COMPANY USA (FORMERLY CEDED AS THE TRAVELERS INSURANCE COMPANY AND THE TRAVELERS LIFE AND ANNUITY COMPANY)

   METROPOLITAN LIFE INSURANCE COMPANY (FORMERLY CEDED AS FIRST CITICORP LIFE INSURANCE COMPANY AND CITICORP LIFE INSURANCE COMPANY) (both shall be known as the "Ceding Company") and

                       MUNICH AMERICAN REASSURANCE COMPANY
      (FORMERLY CEDED AS CONTINENTAL ASSURANCE COMPANY OF CHICAGO, ILLINOIS AND NOVATED TO MUNICH AMERICAN REASSURANCE COMPANY EFFECTIVE JUNE 30, 2001 AND
                        JANUARY 1, 2002, RESPECTIVELY)
                               ATLANTA, GEORGIA
                                    ("MARC")



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                                                             [LOGO of Munich RE]

                                                               EXECUTION VERSION

Notwithstanding any provision to the contrary set forth in the Agreement, effective November 1, 2015 ("Recapture Effective Date"), the Ceding Company shall recapture all business reinsured under the Agreements, (the "Recaptured Business"). In full and final accord, satisfaction, settlement and discharge of all past, present and future liabilities, obligations or claims, both known and unknown, arising from, under or in connection with, or relating in any way to the Agreement, MARC agrees to pay on or before January 15, 2016, and the Ceding Company agrees to accept the negotiated settlement amount of U.S. $500,000 (the "Settlement").

The Ceding Company and MARC remain responsible to settle the premium and claims amounts reported by the Ceding Company on the monthly reinsurance billing statement it prepared for the month of October 2015 and prior months ("Pre-Recapture Payments"). The Ceding Company and MARC will not be responsible for any amount that would normally have been included on the monthly reinsurance billing statement for the month of November 2015 and subsequent months ("Post-Recapture Payments"). There will be no refund of any unearned premium.

Upon receipt of the Settlement and the Pre-Recapture Payments by the Ceding Company, and reversal of any Post-Recapture payments, MARC shall be relieved of all liability under the Agreements, including liability that may be unknown as of the Recapture Effective Date and including claims incurred on the Recaptured Business on or prior to the Recapture Effective Date.

Upon receipt of the Settlement and the Pre-Recapture Payments by the Ceding Company, and reversal of any Post-Recapture payments, the Ceding Company shall be relieved of all liability under the Agreements, including liability that may be unknown as of the Recapture Effective Date.

In consideration of the payments described above, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on and after the Recapture Effective Date the parties do hereby for themselves, their successors and assigns, release and forever discharge, the other of and from any and all past, present and future claims, demands, actions, causes of action or suits at law or in equity, of whatever kind and nature, whether known or unknown, which they have or may hereafter have arising out of the Agreements.

Each of the parties to this Commutation and Release Agreement absolutely and unconditionally covenants and agrees with the other that it will not, for any reason whatsoever, demand, claim or file suit or initiate arbitration proceedings in respect of any matter for which the covenanting party has released the other party pursuant to the provisions herein.


Each of the parties to this Commutation and Release Agreement acknowledge that they have each entered into this Commutation and Release Agreement in reliance upon their own independent investigation and analysis of the Agreements and their respective rights and


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                                                             [LOGO of Munich RE]

                                                               EXECUTION VERSION

obligations thereunder. The parties acknowledge that they have read this Commutation and Release Agreement, that they have had the opportunity to discuss it with their own legal counsel, financial advisors and others as deemed necessary, and that they fully understand all the terms herein, and each party hereto further acknowledges that this Commutation and Release Agreement is freely entered into and voluntarily executed.

By signing this Commutation and Release Agreement, each party represents and warrants to the other party that:

     a. it has all the requisite power and authority to enter into this Commutation and Release Agreement and implement the transaction contemplated herein;

     b. the signatory(ies) executing this Commutation and Release Agreement on its behalf is duly authorized to execute this Commutation and Release Agreement and bind it hereto;

     c. there are no pending agreements, transactions or negotiations to which it is a party that would render this Commutation and Release Agreement or any part thereof void, voidable or unenforceable;

     d. except with respect to certain partition and novation agreements, it has not assigned or purported to assign any of its rights or obligations under the Agreements; and

     e. all necessary authorizations, consents or approvals have been obtained as required to make this Commutation and Release Agreement valid and binding.

All other provisions of the Agreements not in conflict with the terms and conditions of this Commutation and Release Agreement shall continue to apply.

This Commutation and Release Agreement will be attached to and form a part of the Agreements.

In witness whereof, Metropolitan Life Insurance Company, MetLife Insurance Company USA and Munich American Reassurance Company, have by their respective officers executed and delivered this amendment in duplicate.

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                                                             [LOGO of Munich RE]

                                                               EXECUTION VERSION

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Roberto Baron                      By:  /s/ Michael Coe
    ---------------------------------           --------------------------------

Name Roberto Baron                         Name: Michael Coe
     -------------                               -----------

Title: Senior Vice President               Title: Vice President
       ---------------------                      --------------

Date: December 18, 2015                    Date: December 18 2015
                                                 ----------------

MetLife Insurance Company USA

By: /s/ Roberto Baron                      By:  /s/ Michael Coe
    ---------------------------------           --------------------------------

Name: Roberto Baron                        Name: Michael Coe
                                                 -----------

Title: Senior Vice President               Title: Vice President
       ---------------------                      --------------

Date: December 18, 2015                    Date: December 18 2015


MUNICH AMERICAN REASSURANCE COMPANY

By: /s/ Melinda Webb                       By: /s/ Pascal Verretie
    ---------------------------------          --------------------------------

Name: Melinda Webb                         Name: Pascal Verretie
      ------------                               ---------------

Title Associate General Counsel            Title: VP Inforce Management
      -------------------------                   ---------------------

Date: December 21, 2015                    Date: 21 Dec 2015
                                                 -----------


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                                                             [LOGO of Munich RE]

                                                               EXECUTION VERSION

                                   Exhibit A
                                   ---------

1. Reinsurance Agreement executed by and between Metropolitan Life Insurance Company (originally First Citicorp Life Insurance Company) and MARC (originally Continental Assurance Company) effective January 1, 2000, ( MARC Treaty no. 2510)

2. Reinsurance Agreement executed by and between Metropolitan Life Insurance Company (originally Citicorp Life Insurance Company) and MARC (originally Continental Assurance Company) effective January 1, 2000,
   (MARC Treaty no. 2863)

3. Reinsurance Agreement executed by and between MetLife Insurance Company USA (originally The Travelers Insurance Company and The Travelers Life and Annuity Company) and MARC (originally Continental Assurance Company) effective June 1, 1999 ( MARC Treaty no. 2514), including those contracts reinsured by MARC and transferred to Metropolitan Life Insurance Company pursuant the Partition and Novation agreements effective January 1, 2014

4. Reinsurance Agreement executed by and between MetLife Insurance Company USA (originally The Travelers Insurance Company and The Travelers Life and Annuity Company) and MARC (originally Continental Assurance Company) effective January 1, 2000 ( MARC Treaty no. 2515), including those contracts reinsured by MARC and transferred to Metropolitan Life Insurance Company pursuant the Partition and Novation agreements effective January 1, 2014


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